Exhibit 99.1

News Release

CalAtlantic Group, Inc. Reports 2016 First Quarter Results

On October 1, 2015, Standard Pacific Corp. ("Standard Pacific") completed its merger transaction with The Ryland Group, Inc. ("Ryland"), with Standard Pacific continuing as the surviving corporation and changing its name to CalAtlantic Group, Inc. ("CalAtlantic").  Because the closing of the merger occurred after the 2015 first quarter, the highlights and comparisons below and the other financial information included in this earnings release includes only stand-alone data for predecessor Standard Pacific for the three months ended March 31, 2015, as required by Generally Accepted Accounting Principles (GAAP).  To aid analysts and other investors with year-over-year comparability for the entire merged business, we also are providing limited pro forma information, which combines the stand-alone Standard Pacific and Ryland financial and operating data for the three months ended March 31, 2015.  Limited historical Ryland operating data is also presented in the tables beginning on page 15 for informational purposes.
IRVINE, CALIFORNIA, May 5, 2016.  CalAtlantic Group, Inc. (NYSE: CAA) today announced results for the first quarter ended March 31, 2016.

Larry Nicholson, President and Chief Executive Officer of CalAtlantic Group, Inc. commented, "I am pleased with our first quarter results and the solid start to 2016.  With home sale revenues up 22% and adjusted pretax income up 48%*, compared to the pro forma prior year period, we are laying the foundation for what I believe will be a strong year for CalAtlantic."

2016 CalAtlantic First Quarter Highlights and Comparisons to 2015 First Quarter
2016 first quarter results are for the combined company and include merger and other one-time costs and the impact of purchase accounting. 2015 first quarter represents the stand-alone results of Standard Pacific, as required by GAAP.

•	Net new orders of 4,135, up 163%; Dollar value of net new orders up 117%
•	571 average active selling communities, up 188%
•	2,727 new home deliveries, up 181%
•	Average selling price of $432 thousand, down 10%
•	Home sale revenues of $1.2 billion, up 152%
•	Gross margin from home sales of 21.0%, compared to 24.2%
o	Adjusted gross margin from home sales of 22.0%* compared to 24.2% (adjusted 2016 first quarter margin excludes $12.7 million of purchase accounting impact related to the merger)
•	SG&A rate from home sales of 11.6%, compared to 14.1%
•	Operating margin from home sales of $110.3 million, or 9.4%, compared to $47.5 million, or 10.1%
o	Adjusted operating margin from home sales of $123.0 million*, or 10.4%*
•
Net income of $72.7 million, or $0.52 per diluted share, vs. net income of $31.6 million, or $0.40 per diluted share (2016 first quarter results include the impact of $4.8 million of merger and other one-time costs and $12.7 million of purchase accounting adjustments)

o	Adjusted net income of $83.7 million*, or $0.60 per diluted share*
•	$371.6 million of land purchases and development costs, compared to $160.1 million

2016 CalAtlantic First Quarter Highlights and Comparisons to Pro Forma 2015 CalAtlantic First Quarter
To aid analysts and other investors with year-over-year comparability for the entire merged business, we provide the below pro forma information.  This pro forma information is a combination of stand-alone first quarter 2015 Standard Pacific and Ryland financial and operating data, as if the merger closed on January 1, 2015, compared to actual 2016 CalAtlantic first quarter results.  Such pro forma data was not prepared to comply with Regulation S-X of the SEC Rules and Regulations.

•	Net new orders of 4,135, up 4%; Dollar value of net new orders up 9%
•	571 average active selling communities, up 5%
•	2,727 new home deliveries, up 12%
•	Average selling price of $432 thousand, up 9%
•	Home sale revenues of $1.2 billion, up 22%
•
Pretax income of $115.2 million vs. $89.8 million* (2016 first quarter results include the impact of $4.8 million of merger and other one-time costs and $12.7 million of purchase accounting adjustments)

o	Adjusted pretax income of $132.7 million*, up 48%
•	$371.6 million of land purchases and development costs, compared to $344.9 million

Orders.  Net new orders for the 2016 first quarter were up 4% from the pro forma 2015 first quarter, to 4,135 homes, with the dollar value of these orders up 9%, and the Company's monthly sales absorption rate was 2.4 per community for the 2016 first quarter, flat from the pro forma 2015 first quarter and up 55% from the 2015 fourth quarter, consistent with normal seasonal patterns.  The Company's cancellation rate for the 2016 first quarter was 12%, down 200 basis points compared to the pro forma 2015 first quarter and down from 22% for the 2015 fourth quarter.

Backlog.  The dollar value of homes in backlog increased 27% to $3.2 billion, or 7,019 homes, compared to $2.5 billion, or 5,853 homes, for the pro forma 2015 first quarter, and increased 25% compared to $2.6 billion, or 5,611 homes, for the 2015 fourth quarter.  The increase in pro forma year-over-year backlog value was driven primarily by our continued growth in community count and the corresponding increase in orders and a 6% increase in the average selling price of the homes in backlog on a pro forma basis, reflecting the product mix shift to more move-up and luxury homes and continued pricing power in many of our markets.

Revenue.  Revenues from home sales for the 2016 first quarter increased 22%, to $1.2 billion, as compared to the pro forma 2015 first quarter, resulting from a 12% increase on a pro forma basis in new home deliveries and a 9% increase on a pro forma basis in the Company's average home price to $432 thousand.  The increase in average home price was primarily attributable to a shift to more move-up product and general price increases within a majority of the Company's markets.

Gross Margin.  Excluding the impact of purchasing accounting, the Company achieved adjusted gross margin from home sales of 22.0%* for the 2016 first quarter.  Unadjusted, the gross margin from homes sales was 21.0%.  The unadjusted first quarter gross margin was adversely impacted by the required fair value adjustment to homes in backlog, specs and models under construction acquired from Ryland in the merger, of which $12.7 million was recognized as an increase to cost of sales during the quarter.

SG&A Expenses. Selling, general and administrative expenses for the 2016 first quarter were $136.7 million, or 11.6%, as compared to $66.1 million, or 14.1%, for the 2015 first quarter.  This 250 basis point improvement was primarily the result of a 152% increase in home sale revenues and the operating leverage gained in connection with the merger.

Land.  During the 2016 first quarter, the Company spent $371.6 million on land purchases and development costs, compared to $344.9 million for the pro forma 2015 first quarter. The Company purchased $215.4 million of land, consisting of 2,902 homesites, of which 24% (based on homesites) is located in the North region, 15% in the Southeast region, 21% in the Southwest region, and 40% in the West region.  As of March 31, 2016, the Company owned or controlled 68,892 homesites, of which 45,729 were owned and actively selling or under development, 17,075 were controlled or under option, and the remaining 6,088 homesites were held for future development or for sale.

Liquidity.  The Company ended the quarter with $542.5 million of available liquidity, including $169.5 million of unrestricted homebuilding cash and $373.0 million available to borrow under its $750 million revolving credit facility. The Company's homebuilding debt to book capitalization as of March 31, 2016 and 2015 was 48.2% and 56.0%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 46.8%* and

54.6%*, respectively.  In addition, the Company's homebuilding debt to adjusted homebuilding EBITDA for the LTM period ending March 31, 2016 and 2015 was 5.0x* and 4.4x*, respectively.

Earnings Conference Call

A conference call to discuss the Company's 2016 first quarter results will be held at 12:00 p.m. Eastern time May 6, 2016.  The call will be broadcast live over the Internet and can be accessed through the Company's website at http://investors.calatlantichomes.com.  The call will also be accessible via telephone by dialing (877) 604-9674 (domestic) or (719) 325-4778 (international); Passcode: 4605965. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 4605965.

About CalAtlantic Group, Inc.

CalAtlantic Group, Inc. (NYSE: CAA), a combination of Standard Pacific Corp. and Ryland Group, Inc., two of the nation's largest and most respected homebuilders, offers well-crafted homes in thoughtfully designed communities that meet the desires of customers across the homebuilding spectrum, from entry level to luxury, in 41 Metropolitan Statistical Areas spanning 17 states.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design earned over its 50 year history, CalAtlantic Group, Inc. utilizes its over five decades of land acquisition, development and homebuilding expertise to acquire and build desirable communities in locations that meet the high expectations of the company's homebuyers.  We invite you to learn more about us by visiting www.calatlantichomes.com.

The pro forma results presented above are not necessarily indicative of how the Company would have performed if Ryland and Standard Pacific were combined for and the first quarter of 2015 and are not necessarily indicative of the combined Company's future performance. This news release and the referenced earnings conference call contain forward-looking statements.  These statements include but are not limited to statements regarding the integration of the operations of Standard Pacific and Ryland, the future success of those combined operations; new home orders; deliveries; backlog; absorption rates; cancellation rates; average home price; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; and our liquidity.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's mortgage banking operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; and other risks discussed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2015 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jeff.mccall@calatl.com

*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 12.
###
(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	March 31,	March 31,	Percentage	December 31,	Percentage
	2016	2015	or % Change	2015	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	2,727	972	181%	3,795	(28%)
Average selling price	$432	$482	(10%)	$437	(1%)
Home sale revenues	$1,179,165	$468,379	152%	$1,659,982	(29%)
Gross margin % (including land sales)	20.8%	24.3%	(3.5%)	19.7%	1.1%
Gross margin % from home sales	21.0%	24.2%	(3.2%)	19.8%	1.2%
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments included in cost of home sales)*	22.0%	24.2%	(2.2%)	23.7%	(1.7%)
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments and interest amortized to cost of
home sales)*	24.6%	29.0%	(4.4%)	26.4%	(1.8%)
Incentive and stock-based compensation expense	$10,270	$4,422	132%	$21,239	(52%)
Selling expenses	$63,060	$26,123	141%	$79,586	(21%)
G&A expenses (excluding incentive and stock-based
compensation expenses)	$63,371	$35,525	78%	$70,645	(10%)
SG&A expenses	$136,701	$66,070	107%	$171,470	(20%)
SG&A % from home sales	11.6%	14.1%	(2.5%)	10.3%	1.3%
Operating margin from home sales	$110,336	$47,492	132%	$157,954	(30%)
Operating margin % from home sales	9.4%	10.1%	(0.7%)	9.5%	(0.1%)
Adjusted operating margin from home sales*	$123,013	$47,492	159%	$222,124	(45%)
Adjusted operating margin % from home sales*	10.4%	10.1%	0.3%	13.4%	(3.0%)
Net new orders	4,135	1,571	163%	2,699	53%
Net new orders (dollar value)	$1,798,050	$829,930	117%	$1,194,094	51%
Average active selling communities	571	198	188%	579	(1%)
Monthly sales absorption rate per community	2.4	2.6	(9%)	1.6	55%
Cancellation rate	12%	11%	1%	22%	(10%)
Gross cancellations	571	200	186%	763	(25%)
Backlog (homes)	7,019	2,310	204%	5,611	25%
Backlog (dollar value)	$3,212,079	$1,293,272	148%	$2,572,092	25%

Land purchases (incl. seller financing)	$215,419	$78,494	174%	$212,210	2%
Adjusted Homebuilding EBITDA*	$171,230	$79,235	116%	$297,581	(42%)
Adjusted Homebuilding EBITDA Margin %*	14.4%	16.8%	(2.4%)	17.8%	(3.4%)
Homebuilding interest incurred	$62,725	$41,803	50%	$45,545	38%
Homebuilding interest capitalized to inventories owned	$61,845	$41,401	49%	$44,713	38%
Homebuilding interest capitalized to investments in JVs	$880	$402	119%	$832	6%
Interest amortized to cost of sales (incl. cost of land sales)	$30,382	$22,638	34%	$46,857	(35%)

	As of
	March 31,	December 31,	Percentage
	2016	2015	or % Change
Select Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$204,180	$187,066	9%
Inventories owned	$6,317,066	$6,069,959	4%
Goodwill	$969,315	$933,360	4%
Homesites owned and controlled	68,892	70,494	(2%)
Homes under construction	6,260	6,081	3%
Completed specs	988	1,325	(25%)
Homebuilding debt	$3,666,812	$3,487,699	5%
Stockholders' equity	$3,941,969	$3,861,436	2%
Stockholders' equity per share	$33.20	$31.84	4%
Total consolidated debt to book capitalization	49.3%	49.5%	(0.2%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	46.8%	46.1%	0.7%

PRO FORMA KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	Actual March 31,	Pro Forma March 31,		Percentage	Actual December 31,	Percentage
	2016	2015		or % Change	2015	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	2,727	2,435		12%	3,795	(28%)
Average selling price	$432	$398		9%	$437	(1%)
Home sale revenues	$1,179,165	$969,948	*	22%	$1,659,982	(29%)
Pretax income	$115,204	$89,837	*	28%	$126,177	(9%)
Pretax income (excluding purchase accounting adjustments included
in cost of home sales and merger and other one-time costs)*	$132,725	$89,837		48%	$235,196	(44%)
Net new orders	4,135	3,960		4%	2,699	53%
Net new orders (dollar value)	$1,798,050	$1,643,274		9%	$1,194,094	51%
Average active selling communities	571	546		5%	579	(1%)
Monthly sales absorption rate per community	2.4	2.4		―	1.6	55%
Cancellation rate	12%	14%		(2%)	22%	(10%)
Gross cancellations	571	626		(9%)	763	(25%)
Backlog (homes)	7,019	5,853		20%	5,611	25%
Backlog (dollar value)	$3,212,079	$2,524,073		27%	$2,572,092	25%
Land purchases (incl. seller financing)	$215,419	$200,459		7%	$212,210	2%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 12.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2016	2015
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$1,179,165		$468,379
Land sale revenues	6,518		1,899
Total revenues	1,185,683		470,278
Cost of home sales	(932,128)		(354,817)
Cost of land sales	(6,367)		(1,356)
Total cost of sales	(938,495)		(356,173)
Gross margin	247,188		114,105
Gross margin %	20.8%		24.3%
Selling, general and administrative expenses	(136,701)		(66,070)
Income (loss) from unconsolidated joint ventures	1,189		(451)
Other income (expense)	(3,408)		(296)
Homebuilding pretax income	108,268		47,288
Financial Services:
Revenues	17,552		5,393
Expenses	(10,616)		(4,185)
Financial services pretax income	6,936		1,208
Income before taxes	115,204		48,496
Provision for income taxes	(42,543)		(16,891)
Net income	72,661		31,605
Less: Net income allocated to preferred shareholder	―		(7,662)
Less: Net income allocated to unvested restricted stock	(113)		(67)
Net income available to common stockholders	$72,548		$23,876

Income Per Common Share:
Basic	$0.60		$0.44
Diluted	$0.52		$0.40

Weighted Average Common Shares Outstanding:
Basic	120,814,939		54,727,121
Diluted	138,430,580		62,078,364

Weighted average additional common shares outstanding
if preferred shares converted to common shares	―		17,562,557

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	138,430,580		79,640,921

Cash Dividends Per Common Share	$0.04	$	―

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$169,528	$151,076
Restricted cash	34,652	35,990
Inventories:
Owned	6,317,066	6,069,959
Not owned	69,591	83,246
Investments in unconsolidated joint ventures	137,591	132,763
Deferred income taxes, net	349,127	396,194
Goodwill	969,315	933,360
Other assets	113,204	118,768
Total Homebuilding Assets	8,160,074	7,921,356
Financial Services:
Cash and equivalents	23,691	35,518
Restricted cash	22,985	22,914
Mortgage loans held for sale, net	187,444	325,770
Mortgage loans held for investment, net	21,553	22,704
Other assets	15,990	17,243
Total Financial Services Assets	271,663	424,149
Total Assets	$8,431,737	$8,345,505

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$169,636	$191,681
Accrued liabilities	471,810	478,793
Revolving credit facility	266,000	―
Secured project debt and other notes payable	23,902	25,683
Senior notes payable	3,376,910	3,462,016
Total Homebuilding Liabilities	4,308,258	4,158,173
Financial Services:
Accounts payable and other liabilities	16,567	22,474
Mortgage credit facilities	164,943	303,422
Total Financial Services Liabilities	181,510	325,896
Total Liabilities	4,489,768	4,484,069
Equity:
Stockholders' Equity:
Preferred stock	―	―
Common stock	1,187	1,213
Additional paid-in capital	3,336,979	3,324,328
Accumulated earnings	603,759	535,890
Accumulated other comprehensive income, net of tax	44	5
Total Equity	3,941,969	3,861,436
Total Liabilities and Equity	$8,431,737	$8,345,505

INVENTORIES

	March 31,	December 31,
	2016	2015
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$3,570,066	$3,546,289
Homes completed and under construction	2,239,758	2,039,597
Model homes	507,242	484,073
Total inventories owned	$6,317,066	$6,069,959

Inventories Owned by Segment:
North	$751,853	$703,651
Southeast	1,812,698	1,753,301
Southwest	1,429,488	1,400,524
West	2,323,027	2,212,483
Total inventories owned	$6,317,066	$6,069,959

REGIONAL OPERATING DATA

During the 2015 third quarter, in connection with the transition planning related to the merger, the Company began evaluating the business and allocating resources based on the post-merger homebuilding operating segments of CalAtlantic. The Company's homebuilding operating segments are grouped into four reportable segments: North (Baltimore, Chicago, Delaware, Indianapolis, Metro Washington, D.C., Minneapolis/St. Paul, New Jersey, Northern Virginia, Philadelphia and Atlanta); Southeast (Florida and the Carolinas); Southwest (Texas, Colorado and Nevada) and West (California and Arizona).  All prior periods have been restated to conform to CalAtlantic's new presentation.

	Three Months Ended March 31,
	2016		2015			% Change
	Homes	ASP	Homes	ASP		Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	561	$332	n/a	$	n/a	n/a	n/a
Southeast	713	389	385		377	85%	3%
Southwest	854	402	238		504	259%	(20%)
West	599	622	349		583	72%	7%
Consolidated total	2,727	$432	972		$482	181%	(10%)

	Three Months Ended March 31,
	2016		2015			% Change
	Homes	ASP	Homes	ASP		Homes	ASP
	(Dollars in thousands)
Net new orders:
North	891	$330	n/a	$	n/a	n/a	n/a
Southeast	1,201	371	558		423	115%	(12%)
Southwest	1,131	428	392		509	189%	(16%)
West	912	631	621		636	47%	(1%)
Consolidated total	4,135	$435	1,571		$528	163%	(18%)

	Three Months Ended March 31,
	2016	2015	% Change
Average number of selling communities during the period:
North	115	n/a	n/a
Southeast	183	81	126%
Southwest	177	56	216%
West	96	61	57%
Consolidated total	571	198	188%

	At March 31,
	2016		2015			% Change
	Homes	Dollar Value	Homes	Dollar Value		Homes	Dollar Value
	(Dollars in thousands)
Backlog:
North	1,333	$456,243	n/a	$	n/a	n/a	n/a
Southeast	2,109	876,617	944		461,589	123%	90%
Southwest	2,179	989,226	700		373,902	211%	165%
West	1,398	889,993	666		457,781	110%	94%
Consolidated total	7,019	$3,212,079	2,310		$1,293,272	204%	148%

REGIONAL OPERATING DATA (Continued)

	At March 31,
	2016	2015	% Change
Homesites owned and controlled:
North	15,495	n/a	n/a
Southeast	24,020	16,451	46%
Southwest	15,007	6,811	120%
West	14,370	11,921	21%
Total (including joint ventures)	68,892	35,183	96%

Homesites owned	51,817	29,184	78%
Homesites optioned or subject to contract	15,148	5,801	161%
Joint venture homesites	1,927	198	873%
Total (including joint ventures)	68,892	35,183	96%

Homesites owned:
Raw lots	9,765	8,221	19%
Homesites under development	19,468	7,659	154%
Finished homesites	11,196	7,654	46%
Under construction or completed homes	9,041	3,428	164%
Held for sale	2,347	2,222	6%
Total	51,817	29,184	78%

PRO FORMA REGIONAL OPERATING DATA
	Three Months Ended March 31,
	Actual 2016		Pro Forma 2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	561	$332	522	$345	7%	(4%)
Southeast	713	389	712	333	0%	17%
Southwest	854	402	742	387	15%	4%
West	599	622	459	579	31%	7%
Consolidated total	2,727	$432	2,435	$398	12%	9%

	Three Months Ended March 31,
	Actual 2016		Pro Forma 2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	891	$330	818	$335	9%	(1%)
Southeast	1,201	371	1,137	355	6%	5%
Southwest	1,131	428	1,145	402	(1%)	6%
West	912	631	860	588	6%	7%
Consolidated total	4,135	$435	3,960	$415	4%	5%

	Three Months Ended March 31,
	Actual 2016	Pro Forma 2015	% Change
Average number of selling communities during the period:
North	115	118	(3%)
Southeast	183	166	10%
Southwest	177	180	(2%)
West	96	82	17%
Consolidated total	571	546	5%

	At March 31,
	Actual 2016		Pro Forma 2015		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
North	1,333	$456,243	1,269	$431,731	5%	6%
Southeast	2,109	876,617	1,803	721,194	17%	22%
Southwest	2,179	989,226	1,829	777,994	19%	27%
West	1,398	889,993	952	593,154	47%	50%
Consolidated total	7,019	$3,212,079	5,853	$2,524,073	20%	27%

PRO FORMA REGIONAL OPERATING DATA (Continued)

	At March 31,
	Actual 2016	Pro Forma 2015	% Change
Homesites owned and controlled:
North	15,495	16,286	(5%)
Southeast	24,020	26,659	(10%)
Southwest	15,007	17,958	(16%)
West	14,370	14,077	2%
Total (including joint ventures)	68,892	74,980	(8%)

Homesites owned	51,817	55,073	(6%)
Homesites optioned or subject to contract	15,148	19,092	(21%)
Joint venture homesites	1,927	815	136%
Total (including joint ventures)	68,892	74,980	(8%)

Homesites owned:
Raw lots	9,765	12,630	(23%)
Homesites under development	19,468	23,119	(16%)
Finished homesites	11,196	10,150	10%
Under construction or completed homes	9,041	6,830	32%
Held for sale	2,347	2,344	0%
Total	51,817	55,073	(6%)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to adjusted gross margin percentage from home sales, excluding purchase accounting adjustments related to the merger and interest amortized to cost of home sales.  The table set forth below also calculates adjusted operating margin percentage from home sales, excluding purchase accounting adjustments related to the merger.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	March 31, 2016	Gross Margin %	March 31, 2015	Gross Margin %	December 31, 2015	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$1,179,165		$468,379		$1,659,982
Less: Cost of home sales	(932,128)		(354,817)		(1,330,558)
Gross margin from home sales	247,037	21.0%	113,562	24.2%	329,424	19.8%
Add: Purchase accounting adjustments included
in cost of home sales	12,677	1.0%	―	n/a	64,170	3.9%
Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	259,714	22.0%	113,562	24.2%	393,594	23.7%
Add: Capitalized interest included in cost
of home sales	30,203	2.6%	22,395	4.8%	43,890	2.7%
Adjusted gross margin from home sales, excluding
purchase accounting adjustments and interest
amortized to cost of home sales	$289,917	24.6%	$135,957	29.0%	$437,484	26.4%

Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	$259,714	22.0%	$113,562	24.2%	$393,594	23.7%
Less: Selling, general and administrative expenses	(136,701)	(11.6%)	(66,070)	(14.1%)	(171,470)	(10.3%)
Adjusted operating margin from home sales, excluding
purchase accounting adjustments	$123,013	10.4%	$47,492	10.1%	$222,124	13.4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company's pretax income to adjusted pretax income and adjusted net income, excluding purchase accounting adjustments and merger and other one-time transaction related costs.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	March 31, 2016	December 31, 2015
	(Dollars in thousands, except per share amounts)

Pretax income	$115,204	$126,177
Add:
Purchase accounting adjustments included in cost of home sales	12,677	64,170
Merger and other one-time costs	4,844	44,849
Adjusted pretax income	132,725	235,196
Less: Tax provision associated with add back of purchase accounting
adjustments and merger and other one-time costs	(49,013)	(90,680)
Adjusted net income	$83,712	$144,516

Less: Net income allocated to unvested restricted stock	(130)	(95)
Add: Interest on convertible senior notes	(226)	97
Adjusted net income available to common stock for diluted
earnings per share	$83,356	$144,518
Adjusted diluted earnings per share	$0.60	$1.04
Total weighted average diluted common shares outstanding	138,430,580	138,971,598

The table set forth below reconciles the Company's total consolidated debt to adjusted net homebuilding debt and provides the Company's total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company's ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders' equity.  Adjusted net homebuilding debt excludes indebtedness of the Company's financial services subsidiary and additionally reflects the offset of cash and equivalents.

	March 31, 2016	December 31, 2015	March 31, 2015
	(Dollars in thousands)

Total consolidated debt	$3,831,755	$3,791,121	$2,243,144
Less:
Financial services indebtedness	(164,943)	(303,422)	(91,537)
Homebuilding cash, including restricted cash	(204,180)	(187,066)	(120,167)
Adjusted net homebuilding debt	3,462,632	3,300,633	2,031,440
Stockholders' equity	3,941,969	3,861,436	1,688,355
Total adjusted book capitalization	$7,404,601	$7,162,069	$3,719,795

Total consolidated debt to book capitalization	49.3%	49.5%	57.1%

Adjusted net homebuilding debt to total adjusted book capitalization	46.8%	46.1%	54.6%

Homebuilding debt	$3,666,812	$3,487,699	$2,151,607
LTM adjusted homebuilding EBITDA	$740,308	$648,313	$488,626

Homebuilding debt to adjusted homebuilding EBITDA	5.0x	5.4x	4.4x

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense, (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt, (f) homebuilding depreciation and amortization, including amortization of capitalized model costs, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures, (i) income (loss) from financial services subsidiaries, (j) purchase accounting adjustments and (k) merger and other one-time transaction related costs.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as it provides perspective on the underlying performance of the business.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended March 31,
	March 31, 2016	March 31, 2015	December 31, 2015	2016	2015
	(Dollars in thousands)

Net income	$72,661	$31,605	$77,529	$254,565	$209,311
Provision for income taxes	42,543	16,891	48,648	154,632	127,534
Homebuilding interest amortized to cost of sales and interest expense	30,382	22,638	46,857	147,125	120,767
Homebuilding depreciation and amortization	12,012	5,956	18,699	47,043	27,996
Amortization of stock-based compensation	3,786	2,695	7,004	16,715	8,792
EBITDA	161,384	79,785	198,737	620,080	494,400
Add:
Cash distributions of income from unconsolidated joint ventures	450	―	2,238	3,280	1,875
Purchase accounting adjustments included in cost of home sales	12,677	―	64,170	76,847	―
Merger and other one-time costs	4,844	207	44,849	66,374	207
Less:
Income (loss) from unconsolidated joint ventures	1,189	(451)	2,347	3,606	(682)
Income from financial services subsidiaries	6,936	1,208	10,066	22,667	8,538
Adjusted Homebuilding EBITDA	$171,230	$79,235	$297,581	$740,308	$488,626
Homebuilding revenues	$1,185,683	$470,278	$1,674,311	$4,211,816	$2,421,257
Adjusted Homebuilding EBITDA Margin %	14.4%	16.8%	17.8%	17.6%	20.2%

Because the closing of the merger occurred after the 2015 first quarter, financial statement information for the three months ended March 31, 2015 required by GAAP includes only stand-alone data for predecessor Standard Pacific Corp.  The table set forth below reconciles the Company's reported home sale revenues and pretax income to comparative financial measures on a combined basis for prior periods not required by GAAP.  Certain adjustments, including those related to conforming accounting policies and adjusting acquired inventory to fair value, have not been reflected in the pro forma financial measures below due to the impracticability of estimating such impacts.  Such pro forma data was not prepared to comply with Regulation S-X of the SEC Rules and Regulations.  The following non-GAAP financial measures have been provided as we believe this data is useful to investors for purposes of assessing the Company's operating performance on a combined basis for year-over-year comparison purposes.

Three Months Ended
March 31, 2015
(Dollars in thousands)

Home sale revenues	$468,379
Add: Ryland home sale revenues	501,569
Pro forma combined home sale revenues	$969,948

Pretax income	$48,496
Add: Ryland pretax income	41,341
Pro forma combined pretax income	$89,837

RYLAND REGIONAL QUARTERLY OPERATING DATA
	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
	(Dollars in thousands)
New homes delivered:
North	768	650	522	890	731	574	516
Southeast	509	425	327	575	478	386	354
Southwest	575	582	504	817	656	596	508
West	194	157	110	207	153	144	92
Consolidated total	2,046	1,814	1,463	2,489	2,018	1,700	1,470

Average selling price (deliveries):
North	$339	$339	$345	$335	$330	$337	$322
Southeast	300	291	281	286	278	261	264
Southwest	341	353	332	327	319	325	319
West	434	555	566	541	548	539	638
Consolidated total	$339	$351	$343	$338	$331	$333	$327

Net new orders:
North	636	747	818	493	607	820	744
Southeast	476	579	579	402	376	507	501
Southwest	601	837	753	533	567	724	753
West	199	224	239	119	157	177	188
Consolidated total	1,912	2,387	2,389	1,547	1,707	2,228	2,186

Average selling price (orders):
North	$337	$338	$335	$338	$343	$345	$325
Southeast	298	292	289	288	304	283	279
Southwest	356	360	347	344	334	330	325
West	375	403	463	591	516	543	548
Consolidated total	$337	$341	$340	$347	$347	$342	$334

Average number of selling communities
during the period:
North	118	113	117	117	116	109	98
Southeast	81	81	85	87	81	78	78
Southwest	131	129	123	114	101	98	102
West	22	20	21	18	16	17	17
Consolidated total	352	343	346	336	314	302	295

Backlog:
North	1,234	1,366	1,269	973	1,370	1,494	1,248
Southeast	979	1,013	859	607	780	882	761
Southwest	1,409	1,384	1,129	880	1,164	1,253	1,125
West	352	353	286	157	245	241	208
Consolidated total	3,974	4,116	3,543	2,617	3,559	3,870	3,342

STANDARD PACIFIC REGIONAL QUARTERLY OPERATING DATA
	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
	(Dollars in thousands)
New homes delivered:
Southeast	467	476	385	508	472	500	391
Southwest	282	338	238	348	272	237	202
West	416	491	349	619	506	499	402
Consolidated total	1,165	1,305	972	1,475	1,250	1,236	995

Average selling price (deliveries):
Southeast	$437	$414	$377	$382	$360	$339	$329
Southwest	552	538	504	469	474	477	433
West	641	643	583	593	602	619	574
Consolidated total	$537	$532	$482	$491	$483	$479	$449

Net new orders:
Southeast	429	524	558	395	446	517	483
Southwest	325	406	392	240	245	434	288
West	572	637	621	343	463	573	540
Consolidated total	1,326	1,567	1,571	978	1,154	1,524	1,311

Average selling price (orders):
Southeast	$463	$446	$423	$385	$388	$367	$359
Southwest	559	509	509	509	480	452	467
West	679	655	636	641	601	572	604
Consolidated total	$580	$547	$528	$505	$493	$468	$483

Average number of selling communities
during the period:
Southeast	96	88	81	73	74	76	72
Southwest	54	55	56	54	53	49	45
West	65	60	61	57	58	58	57
Consolidated total	215	203	198	184	185	183	174

Backlog:
Southeast	954	992	944	771	884	910	893
Southwest	811	768	700	546	654	681	484
West	968	812	666	394	670	713	639
Consolidated total	2,733	2,572	2,310	1,711	2,208	2,304	2,016